Exhibit 10.28

SUB-LEASE

This Sub- Lease is made between the Tenant, BankFIRST, Sublessor, Commercial Business Finance, and Landlord, Morse Boulevard Development Associates, LLC and constitutes a Sub-Lease between the parties for a portion of the “Demised Premises” in the “Building”, as defined in below, and subject to the terms, conditions, covenants and agreements hereinafter set forth.

W I T N E S S E T H:

Basic Sub-lease Provisions

The following (along with attached exhibits) are certain basic Sub-lease provisions, which are part of, and in certain instances referred to in, subsequent provisions and exhibits of this Sub-lease:

(a)	Date of this Sub-lease:	December 31, 2006

(b)	Landlord:	Morse Boulevard Development Associates, LLC.

©	Tenant:	BankFIRST

(d)	Sub-Lessor:	Commercial Business Finance

(e)	Sub-leased Premises:	See Exhibit “II”

(f)	Anticipated Commencement Date:	February 1, 2007

(g)	Expiration Date:	July 31, 2012

(h)	Basic Rental:	See Exhibit “III”

(i)	Sub-Lessor’s Share:	The percentage obtained by dividing the number of gross leasable square feet in the Demised Premises from time to time, by the total gross leasable square feet in the Development from time to time. (Sublessor’s share is estimated to be 1,511 / 47,185 = 3.2%.)

(j)	Sub-Lessor’s Use:	General office

(k)	Tenant’s Address for Notices:	1031 W. Morse Boulevard Suite 323 Winter Park, Florida 32789 Attention: Tom Abelmann

(l)	Sublessor’s Address for Notices:	1031 W. Morse Boulevard Suite 140 Winter Park, Florida 32789 Attention: David Pape

(m)	Landlord’s Address for Notices:	Morse Boulevard Development Associates, LLC 1031 W. Morse Boulevard Suite 300 Winter Park, Florida 32789 Attention: Goretti Garcia

(n)	Security Deposit: $ NONE

Building and Demised Premises

Landlord is the owner of certain real estate interests and improvements as more particularly described on Exhibit “I” hereto located in the City of Winter Park, Orange County, Florida, upon which Landlord has constructed a building (hereinafter referred to as the “Building”), consisting of three stories, together with certain interior and exterior common and public areas and facilities (hereinafter referred to as “Common Areas”), including the use of parking (hereinafter referred to as “Parking Areas”) as may be designated by Landlord for use by Tenants and approved Sublessors of the Building, and their employees, guests, customers or prospective customers, agents and invitees. The Building, Parking Areas and all Common Areas and appurtenances are hereinafter collectively referred to as the “Development”, Landlord shall name the Development in Landlord’s sole discretion. Tenants and approved Sublessors shall be granted the right to utilize its proportionate share of the Parking Areas on a non-exclusive, non-designated basis, all without additional charge to Tenant or Sublessor. Landlord shall not be responsible for policing the exclusivity or allocation of parking spaces or areas.

Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby grants approval for Sublessor to Sub-lease those certain portions of the premises (herein referred to as the “Demised Premises”) designated in Section 1(e) hereof, as shown on the floor plan(s) attached hereto as Exhibit “II”, together with the nonexclusive right to use the Common Areas and with the right to use the Parking Areas as provided herein.

Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Development (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Development, all as Landlord may reasonably deem necessary or desirable, but not in a way so as to adversely and materially affect Tenant or Sublessor’s access to the Demised Premises; and (b) the right to eliminate, substitute and/or rearrange the Development (including, without limitation, the Building, Common Areas and Parking Areas) as Landlord deems appropriate in its discretion, but not in a way so as to adversely and materially affect Sublessor’s nonexclusive right to utilize the Common Areas and Parking Areas. Sublessor’s nonexclusive right to utilize the Common Areas and Parking Areas (except as provided herein) shall be in common with Landlord, Tenants, other Sublessors and occupants of the Building and others to whom Landlord grants such rights from time to time.

Term

The Term shall commence on that date (hereinafter referred to as the “Commencement Date”) and, unless sooner terminated as hereinafter provided, shall end on the “Expiration Date” set forth in Section 1(g) hereof.

Completion of Improvements

Sublessor shall take their portion of the Demised Premises in an “as-is” condition.

Rental

Sublessor shall pay directly to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(h) hereof, plus any increases thereto pursuant to this Section and the other provisions of this Sub-lease, all of which shall be payable in equal monthly installments in advance, and as more particularly described in Section 1 (h).

Additional Information

The Lease of the Tenant is incorporated into this Sub-Lease in the form of Exhibit “IV”. All of the rights, rules, regulations, requirements, commitments, duties, obligations, remedies and agreements stated in the Lease also pertain to this Sub-Lease and are binding on all parties.

Landlord’s Right to Relocate Sublessor

During the term of this Sub-Lease, Landlord, at Landlord’s option, shall have the right to request that Sublessor relocate its operation to another location within the Property as designated by Landlord (“Relocation Space”). Landlord shall give Sublessor thirty (30) days written notice of said request to relocate

The square footage of the Relocation Space will be determined and certified by Landlord’s Architect and shall not, without Sublessor’s consent, be more than the square footage of the Subleased Premises. Sublessor hereby agrees to execute an amendment to this Sub-Lease describing the Relocation Space location, square footage and any other revision to the Sub-Lease brought upon by said relocation. Landlord shall use its best efforts to relocate Sublessor to a space comparable to the Sub-Leased Premises. Sublessor shall cooperate in approving a space plan and executing an amendment to Sub-Lease without delay.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Lease as of this 31st day of December, 2006.

WITNESS:	MORSE BOULEVARD DEVELOPMENT ASSOCIATES LLC.

/s/ Lesley Moulton

	By:	Lesley Moulton, Secretary of JTB, INC., Member

(As to Landlord)

“Landlord”

WITNESS:		BankFIRST

	By:		/s/ Donald J. McGowan

		Its:	President & CEO
(As to Tenant)
“Tenant”

WITNESS:		Commercial Business Finance

	By:		/s/ David G. Pape

		Its:	General Manager
(As to Sublessor)
“Sublessor”

EXHIBIT “I”

Lots 1, 2, 9, 10, the E 39.5 feet of Lot 3 and the E 39.5 feet of Lot 8, Block C, Hill’s Addition to Winter Park, according to the plat thereof recorded in Plat Book 6, Page 30 of the Public Records of Orange County, Florida, and the S 25 feet of vacated Symonds Avenue, per Ordinance #1318, City of Winter Park.

EXHIBIT “II”

Floor plan showing First floor Sublessor space is attached.

EXHIBIT “III”

RENTAL SCHEDULE

The Basic Rental as outlined during the term of this Sub-lease shall be payable according to the following schedule:

Base Rate	$31.59
Annual Escalation	4%
Tenant Space	1,511

Start		End	Rate	Monthly	Yearly
10/1/2006	-	7/31/2007	$ 31.59	$ 3,977.71	$ 47,732
8/1/2007	-	7/31/2008	$ 32.85	$ 4,136.82	$ 49,642
8/1/2008	-	7/31/2009	$ 34.17	$ 4,302.29	$ 51,627
8/1/2009	-	7/31/2010	$ 35.53	$ 4,474.38	$ 53,693
8/1/2010	-	7/31/2011	$ 36.96	$ 4,653.36	$ 55,840
8/1/2011		7/31/2012	$ 38.43	$ 4,839.49	$ 58,074

*	Does not include applicable sales tax or other charges
**	Assumes minimum escalation of 4%